Exhibit 10.1

FIRSTCITY FINANCIAL CORPORATION
2004 STOCK OPTION AND AWARD PLAN

ARTICLE 1. Establishment, Purpose and Duration

     1.1 Establishment of the Plan. FIRSTCITY FINANCIAL CORPORATION, a Delaware corporation (“FIRSTCITY”) establishes this stock option and award plan for fiscal year 2004 (hereinafter referred to as “FIRSTCITY FINANCIAL CORPORATION 2004 Stock Option and Award Plan” (the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Performance Shares and Restricted Stock.

     Subject to approval by FIRSTCITY’s stockholders at their 2003 Annual Meeting, the Plan shall become effective as of April 1, 2004 (the “Effective Date”) and shall remain in effect as provided in Section 1.3.

     1.2 Purpose of the Plan. The purpose of the Plan is to secure for FIRSTCITY and its stockholders the benefits of the incentive inherent in stock ownership in FIRSTCITY by key employees, directors and other persons who are largely responsible for its future growth and continued success. The Plan promotes the success and enhances the value of FIRSTCITY by linking the personal interests of Participants to those of FIRSTCITY’s stockholders, and by providing Participants with an incentive for outstanding performance.

     The Plan is further intended to provide flexibility to FIRSTCITY in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16, until the day prior to the tenth (10th) anniversary of the Effective Date.

     1.4 Types Of Options. The Options granted under the Plan are intended to be either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not meet the requirements for Incentive Options (“Nonqualified Stock Options”). FIRSTCITY makes no warranty, however, as to the qualification of any Option as an Incentive Option.

ARTICLE 2. Definitions

     Whenever used herein, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Performance Shares or Restricted Stock.

(b) “Award Agreement” means an agreement entered into by a Participant and FIRSTCITY, setting forth the terms and provisions applicable to an Award granted to such Participant hereunder.

(c) “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d) “Board” or “Board of Directors” means the Board of Directors of FIRSTCITY.

(e) “Cause” means: (i) willful or negligent misconduct on the part of a Participant that is detrimental to FIRSTCITY; or (ii) the indictment of a Participant for the commission of a felony. The existence of “Cause” under either (i) or (ii) shall be determined by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause” and/or provides a means of determining whether “Cause” exists, such definition of “Cause” and the means of determining its existence shall apply to the Participant for purposes hereof.

(f) “Change in Control” shall be deemed to have occurred upon:

(i) An acquisition by any Person of Beneficial Ownership of the Shares then outstanding (“FIRSTCITY Common Stock Outstanding”) or the voting securities of FIRSTCITY then outstanding entitled to vote generally in the election of directors (“FIRSTCITY Voting Securities Outstanding”); provided such acquisition of Beneficial Ownership would result in the Person’s beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) twenty-five percent (25%) or more of FIRSTCITY Common Stock Outstanding or twenty-five percent (25%) or more of the combined voting power of FIRSTCITY Voting Securities Outstanding; and provided further, that immediately prior to such acquisition such Person was not a direct or indirect Beneficial Owner of twenty-five percent (25%) or more of FIRSTCITY Common Stock Outstanding or twenty-five percent (25%) or more of the combined voting power of FIRSTCITY Voting Securities Outstanding, as the case may be; excluding, however, any acquisition of shares of common stock of FIRSTCITY by, or consummation of a Corporate Transaction with, any Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by FIRSTCITY or an affiliate; or

(ii) The approval of the stockholders of FIRSTCITY of a reorganization, merger consolidation, complete liquidation or dissolution of FIRSTCITY, the sale or disposition of all or substantially all of the assets of FIRSTCITY or similar corporate transaction (in each case referred to in this Section 2(f) as a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly);or

(iii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, for purposes of this Section 2(f), that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by FIRSTCITY’s stockholders, was approved by individuals who are members of the Board (i) who constituted at least a majority of the members of the Board who elected or nominated for election such individual to be a member of the Board (such nominating members of the Board being the independent directors of the Board or the nominations committee comprised solely of independent directors) and (ii) who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board: but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act, including any successor to such rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

Notwithstanding the provisions set forth in subparagraph (ii) of this Section 2(f), the following shall not constitute a Change in Control for purposes hereof: any acquisition of shares of common stock of FIRSTCITY, or consummation of a Corporate Transaction, following which more than fifty percent (50%) of the shares of common stock then outstanding of the corporation resulting from such acquisition or Corporate Transaction and more than fifty percent (50%) of the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners of FIRSTCITY Common Stock Outstanding and FIRSTCITY Voting Securities Outstanding, respectively, immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of FIRSTCITY Common Stock Outstanding and FIRSTCITY Voting Securities Outstanding, as the case may be.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the committee appointed by the Board to administer the Plan with respect to grants of Awards, as specified in Article 3.

(i) “Corporation” means any entity that (i) is defined as a corporation under Code Section 7701 and (ii) is FIRSTCITY or is in an unbroken chain of corporations (other than FIRSTCITY) beginning with FIRSTCITY, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

(j) “Director” means any individual who is a member of the Board of Directors.

(k) “Disability” shall have the meaning ascribed to such term in the FIRSTCITY long-term disability plan covering the Participant, or in the absence of such plan, a meaning consistent with Section 22(e)(3) of the Code.

(l) “Employee” means any full-time, salaried employee of FIRSTCITY or one of FIRSTCITY’s Subsidiaries.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time; or any successor act thereto.

(n) “Fair Market Value” shall be determined as follows:

(i) On the relevant date, if the Shares are traded on a national or regional securities exchange or on The Nasdaq Stock Market (“Nasdaq”) and closing sale prices for the Shares are customarily quoted, on the basis of the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the immediately preceding day on which a sale was reported;

(ii) On the relevant date, if the Shares are not listed on any securities exchange or traded on Nasdaq, but nevertheless are publicly traded and reported on a regular, active public market without closing sale prices for the Shares being customarily quoted, on the basis of the mean between the closing bid and asked quotations in such over-the-counter market as reported by such regular, active public market on that date, or, if there is not such quoted bid and market prices on the relevant date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by such regular, active public market on the immediately preceding day such bid and asked prices were quoted. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than 15% shall not be deemed to be a “regular, active public market;” and

(iii) If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee.

(o) “Final Award” means the actual award earned during a performance period by a Participant, as determined by the Committee at the end of the performance period pursuant to Article 7.

(p) “Incentive Payment Date” means the seventy-fifth (75th) day following the last day of the performance period during which the Final Award under Article 7 was earned, or such earlier date upon which Final Awards are paid to Participants.

(q) “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(r) “Insider” shall mean a Person who is, on the relevant date, a director, officer or beneficial owner of ten percent (10%) or more of any class of FIRSTCITY’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

(s) “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 which is not intended to meet the requirements of Code Section 422.

(t) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(u) “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(v) “Participant” means an Employee, director or other person who has been granted an Award which is outstanding.

(w) “Performance Share” means a unit of measurement under an Award of shares granted to a Participant, as described in Article 7.

(x) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(y) “Plan Year” shall mean, for purposes of Article 7, FIRSTCITY’s fiscal year which coincides with each calendar year during the term hereof.

(z) “Retirement” shall have the meaning ascribed to such term in the FIRSTCITY FINANCIAL CORPORATION Employees Profit Sharing and Retirement Plan.

(aa) “Restricted Stock” means an Award of restricted Shares granted in accordance with the terms of Article 8 and the other provisions hereof.

(ab) “Shares means the shares of common stock of FIRSTCITY, par value $0.01 per share.

(ac) “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with FIRSTCITY, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if FIRSTCITY or any corporation described in item (i) above owns, directly or indirectly, a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of FIRSTCITY, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

ARTICLE 3. Administration

     3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board so long as the Compensation Committee or such other Committee consists of not less than two (2) Directors who meet the “non-employee director” requirements of Rule 16b-3 or any successor thereto under the Exchange Act and each of whom qualifies as an “outside director” under Section 162(m) of the Code or any successor thereto under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2 Authority of the Committee. Subject to the provisions hereof, the Committee shall have full power to select the Employees and other Persons who are responsible for the future growth and success of FIRSTCITY, who may include, without limitation, consultants, independent contractors, directors or other providers of services to FIRSTCITY, who shall participate herein (who may change from year to year); determine the size and types of Awards, determine the terms and conditions of Awards in a manner consistent herewith (including vesting provisions and the duration of the Awards); construe and interpret the Plan and any agreement or instrument entered into hereunder; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 16) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided herein, including to establish different terms and conditions relating to the effect of the termination of employment or other service to FIRSTCITY. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration hereof.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions hereof and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including FIRSTCITY, the stockholders, Employees, Participants and their estates and beneficiaries.

ARTICLE 4. Authorized Shares

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant of Awards shall be an aggregate of 300,000 Shares. These Shares may, in the discretion of FIRSTCITY, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by FIRSTCITY.

The following rules shall apply for purposes of the determination of the number of Shares available for grant hereunder:

(a) The grant of an Option or Restricted Stock shall reduce the Shares available for grant hereunder by the number of Shares subject to such Award, regardless of vesting status of the Shares subject to such Award; and

(b) In connection with the grant of Performance Shares, the Committee shall in each case determine the appropriate number of Shares to reduce from the Shares available for grant hereunder.

     4.2 Lapsed Awards. If any Award is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award shall again be available for grant of an Award.

     4.3 Adjustment in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of FIRSTCITY, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of FIRSTCITY, such adjustment shall be made in the number and class of Shares which may be delivered hereunder, and in the number and class of and/or price of Shares subject to outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares.

ARTICLE 5. Eligibility and Participation

     Any key Employee of FIRSTCITY, or of any Subsidiary, including any such Employee who is also a director of FIRSTCITY, or of any Subsidiary, or any other Person, including directors, consultants, independent contractors or other service providers, whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of FIRSTCITY or any Subsidiary shall be eligible to receive an Award. In determining the Employees and other Persons to whom an Award shall be granted and the number of Shares which may be granted pursuant to that Award, the Committee shall take into account the duties of the respective Persons, their present and potential contributions to the success of FIRSTCITY or any Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes hereof; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options.

ARTICLE 6. Stock Options

     6.1 Grant of Options. Subject to the terms and provisions hereof, Options may be granted to Employees or other Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant; provided, however, that in the case of any ISO, only an Employee may receive such grant and the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares to which ISOs are exercisable for the first time by the Optionee during any calendar year (hereunder and under all other Incentive Stock Option Plans of FIRSTCITY and any Subsidiary) shall not exceed $100,000. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants.

     The maximum number of Options that a Participant can be granted hereunder during any twelve month period is 50,000.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Award Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified to be treated as an ISO (even if designated as an ISO) shall be a NQSO.

     6.3 Option Price. The Option Price for each grant of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the ISO is granted. In no event, however, shall any Participant, who at the time he would otherwise be granted an Option owns (within the meaning of Section 424(d) of the Code) stock of FIRSTCITY possessing more than ten percent (10%) of the total combined voting power of all classes of stock of FIRSTCITY be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. The price at which each Share covered by each NQSO shall be purchased by an Optionee shall be established by the Committee, but in no event shall such price be less than eight-five percent (85%) of the Fair Market Value of a Share on the date the Option is granted.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, further, however, that any ISO granted to any Participant who at such time owns (within the meaning of Section 424(d) of the Code) stock of FIRSTCITY possessing more than ten percent (10%) of the total combined voting power of all classes of stock in FIRSTCITY, shall be exercisable not later than the fifth (5th) anniversary date of its grant.

     6.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. Except as otherwise provided in the Award Agreement and Article 12, the right to purchase Shares that are exercisable in periodic installments shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

     6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to FIRSTCITY, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to FIRSTCITY in full either: (a) in cash, or (b) if approved by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b) . The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

     As soon as practicable after receipt of a written notification of exercise and full payment, FIRSTCITY shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Options(s).

     6.7 Termination of Employment Due to Death, Disability or Retirement. Unless otherwise provided by the Committee in an Award Agreement, the following rules shall apply in the event of the Participant’s termination of employment due to death, Disability, or Retirement. With respect to a Participant who is a non-employee Director of FIRSTCITY or is otherwise not an Employee, the following references to employment shall be deemed to be references to service as a Director or in such other capacity as is determined by the Committee:

(a) if any Participant shall die while in the employ of FIRSTCITY or a Subsidiary or during either the one (1) year or three (3) month period, whichever is applicable, specified in clauses (b) and (c) below, any Option granted hereunder, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that are vested and exercisable by such Participant at the time of death, by the legal representative of such Participant or by such person who acquired such Option by bequest or inheritance or by reason of the death of such Participant, at any time up to and including one (1) year after the date of death;

(b) if the employment of any Participant shall terminate by reason of such Participant’s Disability, any Option granted hereunder shall be exercisable for any or all of such number of Shares that are vested and exercisable by such Participant at the effective date of termination of employment by reason of Disability, at any time up to and including on (1) year;

(c) if the employment of any Participant shall terminate (i) by reason of the Participant’s Retirement, (ii) by the Participant for “good reason” (only if such Participant is party to a written employment agreement with FIRSTCITY or any Subsidiary which expressly provides for termination by the Participant for “good reason,” and such Participant validly terminates his or her employment (“Termination For Good Reason”)), or (iii) by the employer other than for Cause (as defined herein) such Option, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of the such number of Shares that are vested and exercisable by such Participant at the effective date of termination of employment, at any time up to and including three (3) months after the effective date of such termination of employment; and

(d) if the employment of any Participant shall terminate by any reason other than that provided for in clauses (a), (b) or (c) above, such Option, unless otherwise specified by the Committee in such Option shall, to the extent not theretofore exercised, become immediately null and void.

     None of the events described in clauses (a), (b) or (c) above shall extend the period of exercisability of the Option beyond the expiration date thereof.

     When the employment of a Participant shall terminate for any reason, all Options held by the Participant which are not vested as of the effective date of the termination of employment shall be forfeited to FIRSTCITY (and shall once again become available for grant hereunder). However, the Committee, in its sole discretion, shall have the right to immediately vest all or a portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate.

     6.8 Limited Transferability. A Participant may transfer an Option to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners, if (i) the Award Agreement evidencing such Option expressly provides that the Option may be transferred and (ii) the Participant does not receive any consideration in any form whatsoever for said transfer. Any Options so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior the transfer thereof. Any reference in any such Award Agreement to the employment by or performance of services for FIRSTCITY by the Participant shall continue to refer to the employment of or performance by the transferring Participant. For purposes hereof, “Immediate Family” shall mean the Participant and the Participant’s spouse, and their respective ancestors and descendants. Any Option that is granted pursuant to any Award Agreement that did not initially expressly allow the transfer of said Option and that has not been amended to expressly permit such transfer, shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and such Option thus shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 7. Performance Shares

     7.1 Grant of Performance Shares. Subject to the terms hereof, Performance Shares may be granted to eligible Participants at any time and from time to time for no consideration, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant; provided, however, that unless and until FIRSTCITY’s stockholders vote to change the maximum number of Performance Shares that may be earned by any one Participant (subject to the terms of Article 13,) none of the Participants may earn more than 50,000 Performance Shares with respect to any performance period.

     7.2 Value of Performance Shares. Each Performance Share shall have a value equal to the Fair Market Value of a Share on the date the Performance Share is earned. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be earned by the eligible Participants. The time period during which the performance goals must be met shall be called a “performance period.” Performance periods shall, in all cases, equal or exceed two (2) years in length. The performance goals shall be established at the beginning of the performance period (or within such time period as is permitted by Code Section 162(m)).

     Unless and until FIRSTCITY’s stockholders vote to change the general performance measures (subject to the terms of Article 13), the attainment of which shall determine the number of Performance Shares earned hereunder, the Committee will use one or more of the following performance measures for purposes of grants to Participants: Total shareholder return, return on equity, earnings per share and ratio of operating overhead to operating revenue. Each Plan Year, the Committee, in its sole discretion, may select among the performance measures specified in this Section 7.2 and set the relative weights to be given to such performance measures.

     7.3 Earning of Performance Shares. After the applicable performance period has ended, the Committee shall certify the extent to which the established performance goals have been achieved. Subsequently, each holder of Performance Shares shall be entitled to receive payout on the number of Performance Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee shall have no discretion to increase the amount of a Final Award otherwise payable to a Participant under this Article 7.

     7.4 Form and Timing of Payment of Performance Shares. Payment of earned Performance Shares shall be made, in a single lump sum, promptly but in no event later than the Incentive Payment Date. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) which have, as of the close of the applicable performance period, an aggregate Fair Market Value equal to the value of the earned Performance Shares.

     7.5 Termination of Employment Due to Death, Disability or Retirement or at the Request of FIRSTCITY Without Cause. In the event the employment of a Participant is terminated by reason of death, Disability or Retirement or by FIRSTCITY without Cause during a performance period, the Participant shall receive a prorated payout with respect to the Performance Shares. With respect to a Participant who is a non-employee Director of FIRSTCITY or is otherwise not an Employee, the foregoing reference to employment shall be deemed to be a reference to service as a Director or in such other capacity as is determined by the Committee. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Shares during the performance period, and shall further be adjusted based on the achievement of the established performance goals at the time of his termination.

     Payment of earned Performance Shares shall be made at the same time payments are made to Participants who did not terminate employment during the applicable performance period.

     7.6 Termination of Employment for Other Reasons. In the event that a Participant’s employment terminates for any reason other than those reasons set forth in Section 7.5, all Performance Shares shall be forfeited by the Participant to FIRSTCITY.

     7.7 Nontransferability. Unless the Committee provides otherwise in the Award Agreement, Performance Shares which are not yet earned may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, an eligible Participant’s Performance Share rights hereunder shall be exercisable during the Participants’ lifetime only by the Participant or the Participant’s legal representative.

ARTICLE 8. Restricted Stock

     8.1 Grants. The Committee may from time to time in its discretion grant Restricted Stock to Participants and may determine the number of Shares of Restricted Stock to be granted and the terms and conditions of, and the amount of payment, if any, to be made by the Participant for, such Restricted Stock. A grant of Restricted Stock may require the Participant to pay for such Shares of Restricted Stock, but the Committee may establish a price below Fair Market Value at which the Participant can purchase the Shares of Restricted Stock. Each grant of Restricted Stock will be evidenced by an Award Agreement containing terms and conditions not inconsistent herewith as the Committee shall determine to be appropriate in its sole discretion. Such Restricted Stock shall be granted subject to the restrictions prescribed pursuant hereto and the Award Agreement.

     8.2 Restricted Period; Lapse of Restrictions. At the time a grant of Restricted Stock is made, the Committee shall establish a period or periods of time (the “Restricted Period”) applicable to such grant which, unless the Committee otherwise provides, shall not be less than one (1) year. Subject to the other provisions of this Article 8 and the terms of the Award Agreement, at the end of the Restricted Period all restrictions shall lapse and the Restricted Stock shall vest in the Participant. At the time a grant is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or, other than, the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock. Such conditions may, but need not, include without limitation, (a) death, Disability or Retirement of the Participant to whom Restricted Stock is granted, (b) the occurrence of a Change in Control or (c) the attainment of certain performance goals. The Committee may also, in its discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock at any time after the date the grant is made.

     8.3 Rights of Holder; Limitations Thereon. Upon a grant of Restricted Stock, a stock certificate (or certificates) representing the number of Shares of Restricted Stock granted to the Participant shall be registered in the Participant’s account. Following such registration, the Participant shall have rights and privileges of a stockholder as to such Restricted Stock, including the right to receive dividends and to vote such Restricted Stock, except that the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in Restricted Stock, as the Committee shall determine, and except further that, the following restrictions shall apply:

(a) The Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period for the Shares represented by such certificate and the satisfaction of any and all other conditions prescribed by the Committee;

(b) None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee; and

(c) All of the Shares of Restricted Stock that have not vested shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of FIRSTCITY unless the Participant has remained a full-time employee of FIRSTCITY or any of its Subsidiaries until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions prescribed by the Committee applicable to such Restricted Stock. Upon forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to FIRSTCITY without further action by the Participant, and shall, in accordance with Section 4.2, again be available for grant hereunder.

     With respect to any Shares received as a result of adjustments under Section 4.3 and any Shares received with respect to cash dividends declared on Restricted Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8.

     8.4 Delivery of Unrestricted Shares. Upon the expiration or termination of the Restricted Period for any Shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee, the restrictions applicable to such Restricted Stock (including, without limitation, the restrictions specified in Section 8.5) shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions except any that may be imposed by law, to the holder of the Restricted Stock. FIRSTCITY shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional share to the holder thereof. Prior to or concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 14.

     8.5 Nonassignability of Restricted Stock. Unless the Committee provides otherwise in the Award Agreement, no grant of, nor any right or interest of a Participant in or to any Restricted Stock, or in any instrument evidencing any grant hereunder, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or by the laws of descent and distribution.

ARTICLE 9. Beneficiary Designation

     Each Participant hereunder may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit hereunder is to be paid in case of his death before he receives any or all of such benefit. Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by FIRSTCITY and shall be effective only when filed by the Participant, in writing, with FIRSTCITY during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

     The Committee may require that the spouse of a married Participant domiciled in a community property jurisdiction join in any designation of beneficiary or beneficiaries other than the spouse.

ARTICLE 10. Deferrals

     The Committee may permit a Participant to defer to another plan or program a portion or all of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the satisfaction of any requirements or goals with respect to Performance Shares or the vesting of Restricted Stock. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 11. Rights of Employees

          11.1 Employment. Nothing herein shall interfere with or limit in any way the right of FIRSTCITY or a Subsidiary to terminate any Participant’s employment or engagement by FIRSTCITY or a Subsidiary at any time, nor confer upon any Participant any right to continue in the employ or service of FIRSTCITY or a Subsidiary. For purpose hereof, transfer of employment of a Participant between FIRSTCITY and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

          11.2 Participation. No Employee shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

ARTICLE 12. Change in Control

          Upon the occurrence of a Change in Control, except as provided in the Award Agreement or unless otherwise specifically prohibited by the terms of Article 20:

(a) Any and all Options granted hereunder shall become fully vested and immediately exercisable;

(b) The target payout opportunity attainable under all outstanding Performance Shares shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change in Control, and all earned Performance Shares shall be paid out in accordance with Section 7.4 to Participants within thirty (30) days following the effective date of the Change in Control; provided, however, that there shall not be an accelerated payout with respect to Performance Shares which were granted less than six (6) months prior to the effective date of the Change in Control;

(c) All restrictions on a grant of Restricted Stock shall lapse and such Restricted Stock shall be delivered to the Participant in accordance with Section 8.4; provided, however, that there shall not be an accelerated delivery with respect to Restricted Stock which was granted less than six (6) months prior to the effective date of the Change in Control; and

(d) Subject to Article 16, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change of Control.

ARTICLE 13. Recapitalization, Merger and Consolidation

          13.1 No Effect on FIRSTCITY’s Authority. The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of FIRSTCITY or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in FIRSTCITY’s capital structure and its business, or any merger or consolidation of FIRSTCITY, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Shares or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of FIRSTCITY, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          13.2 Conversion of Awards Where FIRSTCITY Survives. Subject to any required action by the stockholders, if FIRSTCITY shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of Shares subject to the Award would have been entitled.

          13.3 Exchange or Cancellation of Awards Where FIRSTCITY Does Not Survive. In the event of any merger, consolidation or share exchange pursuant to which FIRSTCITY is not the surviving or resulting corporation, there shall be substituted for each Share subject to the unexercised portions of outstanding Awards, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of FIRSTCITY in respect to each Share held by them, such outstanding Awards to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

          Notwithstanding the foregoing, however, all Awards may be canceled by FIRSTCITY, in its sole discretion, as of the effective date of any such reorganization, merger, consolidation, or share exchange, or of any proposed sale of all or substantially all of the assets of FIRSTCITY, or of any dissolution or liquidation of FIRSTCITY, by either:

(a) giving notice to each Participant or his personal representative of its intention to cancel such Awards and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the Shares subject to such outstanding Awards, including in the Board’s discretion some or all of the Shares as to which such Awards would not otherwise be vested and exercisable; or

(b) paying the Participant an amount equal to a reasonable estimate of the difference between the net amount per Share payable in such transaction or as a result of such transaction, and the exercise price per Share of such Award (hereinafter the “Spread”), multiplied by the number of Shares subject to the Award. In cases where the Shares constitute, or would after exercise, constitute Restricted Stock, FIRSTCITY, in its discretion may include some or all of those Shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Awards shall be made, such as deeming the Awards to have been exercised, with FIRSTCITY receiving the exercise price payable thereunder, and treating the Shares receivable upon exercise of the Awards as being outstanding in determining the net amount per Share. In cases where the proposed transaction consists of the acquisition of assets of FIRSTCITY, the net amount per Share shall be calculated on the basis of the net amount receivable with respect to Shares upon a distribution and liquidation by FIRSTCITY after giving effect to expenses and charges, including but not limited to taxes, payable by FIRSTCITY before such liquidation could be completed.

(c) An Award that by its terms would be fully vested or exercisable upon such a reorganization, merger, consolidation, share exchange, proposed sale of all or substantially all of the assets of FIRSTCITY or dissolution or liquidation of FIRSTCITY will be considered vested or exercisable for purposes of Section 13.3(a) hereof.

ARTICLE 14. Liquidation or Dissolution

          Subject to Section 13.3 hereof, in case FIRSTCITY shall, at any time while any Award under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each Share which such Participant would have been entitled to receive under the Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Share. If FIRSTCITY shall, at any time prior to the expiration of any Award, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the exercise price per Share then in effect with respect to each Award shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the Shares (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 15. Awards in Substitution For Awards Granted by Other Entities

Awards may be granted under the Plan from time to time in substitution for similar instruments held by employees or directors of a corporation, partnership, or limited liability company who become or are about to become Employees or Outside Directors of FIRSTCITY or any Subsidiary as a result of a merger or consolidation of the employing entity with FIRSTCITY or any Subsidiary, the acquisition by FIRSTCITY or any Subsidiary of equity of the employing entity, or any other similar transaction pursuant to which FIRSTCITY or any Subsidiary becomes the successor employer. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.

ARTICLE 16. Amendment, Modification and Termination

          16.1 Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided that, unless approved by the holders of a majority of the total number of Shares of FIRSTCITY represented and voted at a meeting at which a quorum is present, no amendment shall be made hereto if such amendment would (a) materially expand the class of participants eligible to participate in the Plan; (b) increase the total number of Shares (except as provided in Section 4.3) which may be granted hereunder, as provided in Section 4.1; (c) materially increase the benefits to Participants, including any material change to: (i) permit a repricing (or decrease in exercise price) of outstanding Awards; (ii) reduce the price at which Shares or Options to purchase Shares may be offered; or (iii) extend the duration of the Plan; (d) expand the types of Awards provided under the Plan; or (e) amend the Plan in any manner which the Board, in its discretion, determines should become effective only if approved by the stockholders even though such stockholder approval is not expressly required hereby or by law. No amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders.

          16.2 Awards Previously Granted. No termination, amendment or modification hereof shall adversely affect in any material way any Award previously granted hereunder without the written consent of the Participant holding such Award. The Committee, with the written consent of the Participant holding such Award, shall have the authority to cancel Awards outstanding and grant replacement Awards therefor.

          16.3 Compliance With Code Section 162(m). At all times when the Committee determines that compliance with Code Section 162(m) is desired, all Awards shall comply with requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards, the Committee may, subject to this Article 16, make any adjustments it deems appropriate.

ARTICLE 17. Withholding

          FIRSTCITY may require an Employee exercising a Nonqualified Stock Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Stock Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the entity which employs such Employee for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such entity in respect of the issuance or disposition of such Shares. In lieu thereof, the entity which employs such Employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such entity to the Employee upon such terms and conditions as the Committee shall prescribe. The entity that employs such Employee may, in its discretion, hold the stock certificate to which such Employee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that an entity becomes subject to a withholding obligation under applicable law with respect to the exercise of a Nonqualified Stock Option (the “Tax Date”), except as set forth below, a holder of a Nonqualified Stock Option may elect to satisfy, in whole or in part, the holder’s related personal tax liabilities (an “Election”) by (a) directing the entity to withhold from Shares issuable in the related exercises either a specified value (in either case not in excess of the related personal tax liabilities), (b) tendering Shares previously issued pursuant to the exercise of an Option or other shares of FIRSTCITY’s Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld Shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. In addition, the entity shall be authorized, without the prior written consent of the Employee, to effect any such withholding upon exercise of a Nonqualified Stock Option by retention of Shares issuable upon such exercise having a Fair Market Value equal to the amount to be withheld; provided, however, that the entity shall not be authorized to effect such withholding without the prior written consent of the Employee if such withholding would subject such Employee to liability under Section 16(b) of the Exchange Act. The Committee may prescribe such rules as it determines with respect to Employees subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the rules established by the Securities and Exchange Commission (the “Commission”) under Section 16 of the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

ARTICLE 18. Indemnification

          Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by FIRSTCITY against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act hereunder and against and from any and all amounts paid by him in settlement thereof, with FIRSTCITY’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give FIRSTCITY an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under FIRSTCITY’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that FIRSTCITY may have to indemnify them or hold them harmless.

ARTICLE 19. Successors

          All obligations of FIRSTCITY hereunder, with respect to Awards, shall be binding on any successor to FIRSTCITY, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of FIRSTCITY.

ARTICLE 20. Legal Construction

          20.1 Investment Intent. FIRSTCITY may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.

          20.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          20.3 Severability. In the event any provision hereof shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts hereof, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          20.4 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          20.5 Regulatory Approvals and Listing. FIRSTCITY shall not be required to issue any certificate or certificates for Shares hereunder prior (i) to obtaining any approval from any governmental agency which FIRSTCITY shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on any national securities exchange or Nasdaq on which FIRSTCITY’s Shares may be listed or quoted and (iii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulations of any governmental body which FIRSTCITY shall, in its sole discretion, determine to be necessary or advisable.

          Notwithstanding any other provision set forth herein, if required by the then-current Section 16 of the Exchange Act, any “derivative security” or “equity security” offered pursuant hereto to any insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms “equity security” and “derivative security” shall have the meanings ascribed to them in the then current Rule 16a-1 under the Exchange Act.

          20.6 Securities Law Compliance. With respect to Insiders, transactions hereunder are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions hereof or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          20.7 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

* * * *

     IN WITNESS WHEREOF, FIRSTCITY has caused this instrument to be executed as of the ___day of April, 2004 by its ___pursuant to prior action taken by the Board and its stockholders.

FIRSTCITY FINANCIAL CORPORATION

By:

Name:

Title:

Attest:

Secretary